Exhibit 99.1

Press Release

Regency Property Group to acquire Regency Club, Singapore

Monday April 7, 2008

TORRANCE, Ca – Regency Property Group, Inc (Pink Sheets: ISRE.PK) announced today that it seeks to acquire all the issued capital of Regency Club Pte Ltd. a company incorporated in Singapore in 2000 in a share exchange.

Regency Club Pte Ltd currently operates from offices in Singapore and Hong Kong as a marketer and promoter of Hotel & Resort Timeshares, Fractional ownership sales and as a Private Residences Club operator. The company has ninety five million (95,000,000) shares issued and outstanding and Regency Property Group, Inc. fourteen million seven hundred and forty seven thousand (14,737,000) shares of common stock outstanding.

In the deal announced today, by Julian Bristow VP Operations, Regency Property Group, Inc. is offering one (1) of its shares of common stock for every twenty five (25) shares of Regency Club Pte Ltd for  total of three million eight hundred (3,800,000) shares of common stock.

Regency Property Group, Inc. is an International property development and property management business, specializing in the hospitality sector and operating from multiple offices in North America and Asia.

Safe Harbor Statement: Except for historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and are subject to the safe harbor provisions of that Act. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. These risks and uncertainties, and assumptions concerning the Company’s future operations and performance, could prove inaccurate and therefore there can be no assurance that the forward-looking statements will prove to be accurate.

Source: Regency Property Group, Inc.